UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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VITAL THERAPIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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15010 Avenue of Science, Suite 200
San Diego, California 92128
(858) 673-6840
To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Vital Therapies, Inc., to be held on Wednesday, May 23, 2018 at 8:00 a.m., Pacific Time, at 12235 El Camino Real, San Diego, CA 92130.
Details regarding how to attend the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.
Your vote is important. Regardless of whether you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.
Thank you for your ongoing support of, and continued interest in, Vital Therapies, Inc.
Sincerely,

Russell J. Cox	Faheem Hasnain
Chief Executive Officer	Chairman of the Board
San Diego, California
April 11, 2018

VITAL THERAPIES, INC.
15010 Avenue of Science, Suite 200
San Diego, California 92128
(858) 673-6840
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Pacific Time, on Wednesday, May 23, 2018
Place	12235 El Camino Real, San Diego, CA 92130
Items of Business
(1) To elect as Class I directors the three nominees named in the accompanying proxy statement to serve until our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

(3) To transact other business that may properly come before the annual meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	March 29, 2018 Only stockholders of record of our common stock as of March 29, 2018 are entitled to notice of and to vote at the annual meeting.
Meeting Admission
You are invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of March 29, 2018. If you are a stockholder of record, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting. If you are a beneficial owner of shares of our common stock, you must provide proof of such ownership as of March 29, 2018 (e.g., your most recent account statement reflecting your stock ownership as of March 29, 2018) and you must present valid government-issued photo identification for admission to the annual meeting.

Voting
Your vote is very important. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 23, 2018. We are furnishing proxy materials to our stockholders primarily via the Internet,

instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials electronically unless you elect otherwise.
By order of the Board of Directors,

John M. Dunn
General Counsel and Secretary
San Diego, California
April 11, 2018

TABLE OF CONTENTS
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VITAL THERAPIES, INC.
15010 Avenue of Science, Suite 200
San Diego, California 92128
PROXY STATEMENT
For the 2018 Annual Meeting of Stockholders
to be held on May 23, 2018
The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.
QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
Why am I receiving these materials?
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2018 annual meeting of stockholders of Vital Therapies, Inc., a Delaware corporation, and any postponements or adjournments thereof. The annual meeting will be held on Wednesday, May 23, 2018 at 8:00 a.m., Pacific Time, at 12235 El Camino Real, San Diego, CA 92130.
Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. The Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, which contains instructions on how to access the proxy materials and our 2017 annual report, is being mailed on or about April 11, 2018 to all stockholders entitled to vote at the annual meeting.
What am I voting on?
You are being asked to vote on two proposals:
•the election of the three nominees for Class I director named in this proxy statement to hold office until our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified; and
•    the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.
What if other matters are properly brought before the annual meeting?
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason a Class I director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

How does the board of directors recommend that I vote?
Our board of directors recommends that you vote your shares:
•    “FOR” each of the three nominees for Class I director named in this proxy statement; and
•    “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.
Who may vote at the annual meeting?
Only stockholders of record as of the close of business on March 29, 2018, the record date, are entitled to vote at the annual meeting. As of the record date, there were 42,368,864 shares of our common stock issued and outstanding, held by 69 holders of record. We do not have cumulative voting rights for the election of directors.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the annual meeting.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a valid proxy from your broker, bank or other nominee.
How can I vote my shares?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in one of the following ways:
•    You may vote in person. If you plan to attend the annual meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the annual meeting.
•    You may vote by mail. Complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the annual meeting.

•    You may vote by telephone. To vote over the telephone, dial toll-free 1-800-579-1639 using a touch-tone telephone and follow the recorded instructions (have your Notice of Internet Availability or proxy card in hand when you call). You will be asked to provide the company number and control number from your Notice of Internet Availability or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 22, 2018.
•    You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your Notice of Internet Availability or proxy card in hand when you visit the website). You will be asked to provide the company number and control number from your Notice of Internet Availability or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 22, 2018.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:
•    entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);
•    returning a later-dated proxy card (which automatically revokes the earlier proxy);
•    providing a written notice of revocation to our corporate secretary at Vital Therapies, Inc., 15010 Avenue of Science, Suite 200, San Diego, California 92128, Attn: Corporate Secretary; or
•    attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission, or SEC, we have elected to distribute our proxy materials, including the notice of annual meeting of stockholders, this proxy statement and our 2017 annual report, primarily via the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote at the annual meeting, and how to request printed copies of the proxy materials and the 2017 annual report. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Russell J. Cox, our Chief Executive Officer, and Faheem Hasnain, our Chairman and Lead Director, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.
How many votes do I have?
On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present in person or represented by proxy to hold and transact business at the annual meeting. On the record date, there were 42,368,864 shares outstanding and entitled to vote. Thus, the holders of at least 21,184,433 shares must be present in person or represented by proxy at the annual meeting to have a quorum.
Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting may adjourn the meeting to another date.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine”

proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018 (Proposal No. 2) is considered routine under applicable federal securities rules. The election of Class I directors (Proposal No. 1) is considered “non-routine” under applicable federal securities rules.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What is the voting requirement to approve each of the proposals?
Proposal No. 1: Election of Class I Directors. The election of Class I directors requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the three nominees for Class I director receiving the highest number of “FOR” votes will be elected as Class I directors. You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Shares voted “WITHHOLD” will count towards the quorum requirement for the annual meeting.
Proposal No. 2: Ratification of Appointment of PricewaterhouseCoopers LLP. The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•    “FOR” each of the three nominees for Class I director named in this proxy statement; and
•    “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter – Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors.
How can I contact Vital Therapies’ transfer agent?
You may contact our transfer agent by writing American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at (800) 937-5449.
How can I attend the annual meeting?
Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the record date, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the record date, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the annual meeting even if you do not have a legal proxy. For admission to the annual meeting, you must provide proof of beneficial ownership as of the record date (e.g., your most recent account statement reflecting your stock ownership as of the record date) and you must present valid government-issued photo identification.
Please allow ample time for check-in. Please note that cameras, recording equipment, large bags, briefcases or packages will not be permitted in the annual meeting.

Will the annual meeting be webcast?
We do not expect to webcast the annual meeting.
How are proxies solicited for the annual meeting, and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed materials?
If you receive more than one Notice of Internet Availability or more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Vital Therapies, Inc.
Attention: Investor Relations
15010 Avenue of Science, Suite 200
San Diego, CA 92128
(858) 673-6840
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
Is there a list of stockholders entitled to vote at the annual meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our corporate headquarters located at 15010 Avenue of Science, Suite 200, San Diego, California 92128.
When are stockholder proposals due for next year’s annual meeting?
Please see the section entitled Proposals of Stockholders for 2019 Annual Meeting in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2019 annual meeting.
What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until as late as December 31, 2019 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if our gross revenue exceeds $1.07 billion in any fiscal year, or (ii) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an “emerging growth company” as of the following December 31.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board
Our board of directors, or board, is currently composed of eleven members. Philip M. Croxford, who has served as a director since 2009, and Randolph C. Steer, M.D., Ph.D., who has served as a director since 2005, are not seeking reelection to the board and their terms as directors will expire at the annual meeting. The board would like to thank Mr. Croxford and Dr. Steer for their dedicated service to Vital Therapies. Although we presently have eleven directors, as a result of Mr. Croxford and Dr. Steer’s departures from the board, the board is reducing the number of directors from eleven to nine and has rebalanced the classification of the remaining directors. Mr. Croxford and Dr. Steer will continue to serve until their terms expire at the annual meeting, at which time the reduction to nine directors will take effect, and Mr. Bienaimé and Mr. Halperin are moving to Class I from Classes II and III, respectively.  Thus, the board is nominating three Class I nominees for election. Ten of the eleven directors that currently comprise our board of directors are “independent directors” within the meaning of such term as set forth in the listing standards of the Nasdaq Stock Market, LLC, or Nasdaq. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring.
The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the annual meeting (who are also nominees for election as a director at the annual meeting) and for each of the continuing members of our board of directors. All information is as of March 29, 2018.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Jean-Jacques Bienaimé (1)	I	64	Director	2013	2018	2021
Russell J. Cox.	I	54	Director and Chief Executive Officer	2018	2018	2021
Errol R. Halperin (2)(3)	I	77	Director	2012	2018	2021
Continuing Directors
Faheem Hasnain (1)	II	59	Chairman	2016	2019	—
Douglas E. Godshall (3)	II	53	Director	2013	2019	—
Muneer A. Satter (1)(2)	II	57	Director	2013	2019	—
Cheryl L. Cohen (1)(4)	III	52	Director	2015	2020	—
J. Michael Millis, M.D. (2)(4)	III	59	Director	2006	2020	—
Lowell E. Sears (2)(3)	III	67	Director	2013	2020	—

(1)	Member of compensation committee. Ms. Cohen will become a member and chair of the compensation committee after the 2018 Annual Meeting.

(2)	Member of nominating and governance committee.

(3)	Member of audit committee.

(4)	Member of quality and technology committee.

Nominees for Director
Jean-Jacques Bienaimé, M.B.A. has served on our board of directors since September 2013. Since May 2005, Mr. Bienaimé has served as the chief executive officer and as a director of BioMarin Pharmaceutical Inc., a publicly-traded company that develops and commercializes innovative pharmaceuticals for serious diseases and medical conditions and, since June 2015, he has served as chairman of its board. From November 2002 to April 2005, Mr. Bienaimé served as chairman, chief executive officer and president of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to joining Genencor, Mr. Bienaimé was chairman, president and chief executive officer of SangStat Medical Corporation, another biotechnology company. He became president of SangStat Medical Corporation, a global pharmaceutical company, in 1998 and chief executive officer in 1999. Prior to joining SangStat Medical Corporation, Mr. Bienaimé held various management positions from 1992 to 1998 with Rhône-Poulenc Rorer Pharmaceuticals (now known as Sanofi-Aventis), including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the Advanced Therapeutic and Oncology division. Mr. Bienaimé has served on the board of BioMarin Pharmaceuticals Inc. since May 2005, and the board of Incyte Corporation, a publicly-traded biopharmaceutical company, since January 2015. In addition, he serves on the boards of the Biotech Industry Organization and the Pharmaceutical Research and Manufacturers of America. Mr. Bienaimé served on the boards of Intermune, Inc., a publicly-traded biotechnology company, from March 2012 until its acquisition by Roche Holdings, Inc. in September 2014, and Portola Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from September 2010 through June 2014. Mr. Bienaimé earned an M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. in economics from the Ecole Superieure de Commerce de Paris.
We believe that Mr. Bienaimé is qualified to serve on our board of directors based on his extensive experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products.
Russell J. Cox has served as a member of our board of directors and as our Chief Executive Officer since January 2018. Between May 2014 and December 2017, he served as the Executive Vice President and Chief Operating Officer of Jazz Pharmaceutical plc, or Jazz, with responsibility for U.S., EU and rest-of-world commercial activities, research and development, manufacturing and technical operations, new product planning and global molecule leadership. Prior to that, Mr. Cox served as Jazz’s Executive Vice President and Chief Commercial Officer from March 2012 until May 2014. Earlier, he served in a variety of senior management roles at Jazz, which he joined in 2010. Previously, Mr. Cox served as Senior Vice President and Chief Commercial Officer of Ipsen Group, a pharmaceutical company, from January 2009 to January 2010. From 2007 until December 2008, he was Vice President of Marketing at Tercica, Inc. prior to its acquisition by Ipsen Group. From 2003 to 2007, he served as Vice President, Marketing with Scios Inc., which was acquired by Johnson & Johnson in 2003. Before 2003, Mr. Cox spent 12 years with Genentech, Inc. where he was a Product Team Leader responsible for the Growth Hormone franchise and led numerous product launches as a Group Product Manager. Mr. Cox has served on the board of directors of Aeglea BioTherapeutics, Inc., a biotechnology company, since 2015. Mr. Cox received a B.S. in Biomedical Science from Texas A&M University.

We believe that Mr. Cox is qualified to serve on our board of directors based on his extensive industry experience with life sciences companies.
Errol R. Halperin, J.D., L.L.M. has served on our board of directors since December 2012. Mr. Halperin was a senior partner of DLA Piper from January 1979 until December 2013. At the present time, Mr. Halperin is a senior strategic advisor to DLA Piper (U.S.). In his practice, Mr. Halperin provided general business advice to clients in a broad range of sectors, including the manufacturing, real estate industry and the real estate investment trust industry. Mr. Halperin’s practice was concentrated in the areas of mergers and acquisitions, corporate law, international transactions, real estate law and federal income tax law. Mr. Halperin has also served on the board of Equity Residential, a public REIT, and private company boards. Currently, he is a director of Elkay Manufacturing Company, a privately held corporation, and Pangea Properties, a private real estate investment and management company. He also currently serves as a director of other late stage private venture companies, including LINQ3, LLC and Restorsea, LLC. Before joining DLA Piper, from June 1972 to January 1979 he was legislation counsel of the Joint Committee on Taxation of the U.S. Congress; and was an assistant branch chief of the Legislation and Regulations Division of the Chief Counsel for the Internal Revenue Service from June 1968 to June 1972. Mr. Halperin earned a B.S. and a J.D. from DePaul University and an L.L.M. in taxation from New York University.
We believe that Mr. Halperin is qualified to serve on our board of directors based on his experience as an attorney practicing for a nationally known firm in the areas of mergers and acquisitions and corporate transactions and his involvement in advising venture capital backed companies.

Continuing Directors

Faheem Hasnain has served on our board of directors since August 2016 and as Chairman and Lead Director since September 2017. Mr. Hasnain is currently Chairman and Chief Executive Officer of Gossamer Bio, Inc., a newly-formed company focused on the discovery and development of novel and differentiated therapeutic products to address unmet need amongst various targeted patient populations. Previously, Mr. Hasnain served as the Chief Executive Officer, President, and a director at Receptos, Inc. from November 2010 to August 2015, when the company was acquired by Celgene Corporation. Prior to joining Receptos, Inc., Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation, a biology-driven antibody company with a focus in multiple sclerosis and oncology. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain was at Biogen Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol Myers Squibb, where he was President of the Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations. He has been Chairman of the Board of Sente, Inc. since 2008 and of Tocagen Inc. since November 2014, and has served as a member of the board of directors of Kura Oncology, Inc. since April 2015. He previously served as a member of the board of directors of Ambit Biosciences Corporation, Seragon Pharmaceuticals, Tercica, Inc., Aragon Pharmaceuticals and Somaxon Pharmaceuticals, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.
We believe that Mr. Hasnain is qualified to serve on our board of directors based on his extensive operational and leadership experience in biotechnology and pharmaceutical companies and as a director of publicly-traded companies.
We believe that Mr. Godshall is qualified to serve on our board of directors based on his experience as an executive officer and director of several life sciences and medical technology companies.

Douglas E. Godshall, M.B.A. has served on our board of directors since May 2013. Mr. Godshall is currently Chief Executive Officer of Shockwave Medical Inc., a private company that develops and commercializes interventional devices utilizing lithotripsy technology for the treatment of complex vascular calcification. Previously, he was the Chief Executive Officer of HeartWare International, Inc., a developer of a range of implantable mechanical circulatory assist devices, starting in September 2006 and a director since October 2006, until the company was acquired by Medtronic in August 2016. Prior to joining HeartWare, Mr. Godshall served in various executive and managerial positions at Boston Scientific Corporation, a manufacturer and a developer of medical supplies and medical devices in a variety of fields, including as a member of Boston Scientific’s Operating Committee and President, Vascular Surgery. Previously, Mr. Godshall had spent five years as Vice President, Business Development, at Boston Scientific, where he was focused on acquisition strategies for the cardiology, electrophysiology, neuroradiology and vascular surgery divisions. In March 2012, Mr. Godshall was appointed a director of pSivida Corp., a developer of drug delivery products for treatment of back-of-the-eye diseases. Mr. Godshall earned a B.A. in business from Lafayette College and an M.B.A from Northeastern University.
Muneer A. Satter, J.D., M.B.A. is a director of Vital Therapies and served as a co-Chairman of Vital Therapies’ Board of Directors from 2012 to September 2017. Mr. Satter has been Founder and Managing Partner of Satter Medical Technology Partners, L.P. since 2016, Chairman of Satter Investment Management LLC since 2012, and he also manages the Satter Foundation. Previously, Mr. Satter was a partner at Goldman Sachs where he spent 24 years in various roles, most recently as the Global Head of the Mezzanine Group in the Merchant Banking Division, where he raised and managed over $30 billion of assets. Mr. Satter is chairman of the board of directors of Akebia Therapeutics, Inc., Aerpio Therapeutics and Restorsea Holdings, LLC, and a director of Linq3 Technologies LLC and Annexon Biosciences. He also serves as vice chairman of the Goldman Sachs Foundation and GS Gives, is a director of the Navy SEAL Foundation, a director of World Business Chicago, is on the Board of Advisors of the American Enterprise Institute and is on the Board of Trustees of Northwestern University where he is Chairman of the Finance Committee. Mr. Satter received a B.A. in Economics from Northwestern University, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.
We believe Mr. Satter is qualified to serve on our board of directors because of his extensive experience in merchant banking and venture capital investments and his experience as an investor and director of other companies in the life sciences and medical technology industries.
Cheryl L. Cohen has served on our board of directors since July 2015. Ms. Cohen served as chief commercial officer of Medivation, Inc., a publicly-traded bio-pharmaceutical company, from September 2011 until July 2014. Ms. Cohen currently serves as president of CLC Consulting, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization, where she also served as president from September 2008 until September 2011. From November 2007 to September 2008, she served as the vice president, strategic commercial group, of Health Care Systems, Inc., a Johnson & Johnson company, and from October 1998 to November 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior sales roles including vice president, rheumatology franchise. Ms. Cohen has served on the board of Novus Pharmaceuticals, Inc. (reverse merger of Tokai Pharmaceuticals, Inc.), a publicly-traded pharmaceutical company focused on the acquisition, development, and commercialization of ear, nose, and throat products. Ms. Cohen served on the board of Protein Sciences Corporation, a privately held bio-pharmaceutical company specializing in vaccine development from October 2014 to August 2017, and she served on the board of Cytrx Corporation, a publicly traded bio-pharmaceutical company specializing in oncology, from June 2015 through October 2016. Ms. Cohen began her career at Solvay Pharmaceuticals in a variety of sales positions. Ms. Cohen received her B.A. from Saint Joseph College.
We believe that Ms. Cohen is qualified to serve on our board of directors based on her experience as an executive officer and director of private and publicly-traded companies, including companies in the pharmaceutical and bio-pharmaceutical industries.
J. Michael Millis, M.D. has served on our board of directors since 2006. Dr. Millis is a Professor of Surgery and Vice Chair of Global Surgery, Director of Hepatobiliary Surgery at the University of Chicago. Dr. Millis currently serves on the medical staff at the University of Chicago Hospital. His current research explores the application of cellular technology on patient care, including how hepatocyte transplantation, extracorporeal assist technology and stem cells can assist in the care of patients with liver disease or liver tumors. Dr. Millis has been associated with the ELAD System since 1994, and was an investigator on the Phase 1 clinical trial. He has been the chairman of the Vital Therapies Clinical Advisory Board since 2003. Dr. Millis currently serves or has served in the past on a variety of committees, such as the American Association for the Study of Liver Diseases’ Ethics Committee, the American Society of Transplant Surgeons, Studies of Pediatric Liver Transplantation Scientific Advisory Board and Publication and Research Committee, and the ROBI Liver Intestinal Subcommittee, for which he is the former chairman. Dr. Millis is also a member of the Medical Advisory Committee of the American Liver Foundation Illinois Chapter. He also serves on the board of directors of Gift of Hope (the organ procurement organization for Illinois) and the Editorial Board of the American Journal of Transplantation, Transplantation, and Liver Transplantation. He earned a B.A. in chemistry and political science from Emory University and an M.D. with high honors from the University of Tennessee. He completed his surgical residency, clinical and research fellowship in liver transplantation at the University of California, Los Angeles. He also received his M.B.A. from University of Massachusetts, Amherst in 2014.
We believe that Dr. Millis is qualified to serve on our board of directors based on his participation on multiple advisory committees and boards and his research in the treatment of liver disease.
Lowell E. Sears, M.B.A. has served on our board of directors since May 2013. Mr.  Sears is the Chairman and Chief Executive Officer of Sears Capital Management, a venture investment and portfolio management firm specializing in life sciences. From February 2012 to January 2017, he served on the board of directors of Cellerant Therapeutics, Inc., a clinical stage biotechnology company focused on the regulation of the hematopoietic, or blood-forming, system. From September 2005 to March 2017, Mr. Sears has also served on the board of directors of SymBio Pharmaceuticals, KK, Ltd., a biotechnology company that is engaged in identifying and developing therapeutics for the treatment of leukemia, multiple myeloma and lymphoma. He has served on the board of directors of SiteOne Therapeutics, Inc., a privately-held company developing small molecular pain therapies, and has been Chairman of the Board since September 2014. He has also served on the board of directors of Halcyon Medical, a cardiovascular device company, since April 2014. From 1986 until 1994, Mr. Sears was a part of the senior management team of Amgen, Inc., a developer and manufacturer of therapeutics targeting cancers, kidney ailments, inflammatory disorders, and metabolic diseases, where he was Chief Financial Officer as well as the Senior Vice President responsible for the Asia Pacific Region. Prior to joining Amgen, Mr. Sears held senior planning and financial positions with Atlantic Richfield Company, an oil company from 1976 until 1986, including Chief Financial Officer for its Ventures Division. He earned a B.A. in economics from Claremont McKenna College and an M.B.A. from the Stanford University Graduate School of Business.

We believe that Mr. Sears is qualified to serve on our board of directors based on his experience as a senior manager and director of private and publicly-traded companies, including several in the life sciences industry.

Director Independence
As a company listed on the Nasdaq Global Market we are required under the listing rules of Nasdaq, or the Nasdaq listing rules, to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees must be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Drs. Millis and Steer, Ms. Cohen and Messrs. Hasnain, Bienaimé, Croxford, Godshall, Halperin, Satter and Sears, representing ten of our eleven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as that term is defined under the Nasdaq listing rules. Dr. Winters was not considered an independent director, and Mr. Cox is not currently considered an independent director because of their positions as our former and current Chief Executive Officer, respectively.
In making these determinations, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure and Lead Director
Our board of directors is currently chaired by Mr. Hasnain. Although not currently serving as such, the Senior Preferred Investors’ Rights Agreement, or the Senior Preferred IRA, provides that Mr. Satter can elect to serve as our Lead Director.
Our board of directors believes that Vital Therapies and its stockholders are currently best served by having Mr. Hasnain serve as Chairman of the Board. As Chairman, Mr. Hasnain promotes unified leadership and direction for our board and management and provides the critical leadership necessary for carrying out our strategic initiatives. Mr. Hasnain, together with our board’s strong committee system and substantial majority of independent directors, allows our board to maintain effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe our current board leadership structure enhances the board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Role of Board in Risk Oversight Process
Our board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board is responsible for general oversight of risks and regular review of information regarding our risks, including financial, strategic, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and governance committee is responsible for overseeing our corporate governance practices and the management of risks associated with the independence of the board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through discussions from committee members about such risks. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings and Committees
During our fiscal year ended December 31, 2017, our board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Our board of directors has established an audit committee, a compensation committee, a nominating and governance committee, and a quality and technology committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
Our board of directors has a separately-designated standing audit committee, which operates pursuant to a charter. Our audit committee members currently consist of Messrs. Godshall, Halperin and Sears. Mr. Sears serves as the chairman. Each of the members of our audit committee is an independent director under the Nasdaq listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board has also determined that Mr. Sears qualifies as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq listing rules.
Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:
•    oversees the work of our independent auditors;

•    approves the hiring, discharging and compensation of our independent auditors;
•    approves engagements of the independent auditors to render any audit or permissible non-audit services;
•    reviews the qualifications, independence and performance of the independent auditors;
•    reviews our financial statements and our critical accounting policies and estimates;
•    reviews the adequacy and effectiveness of our internal controls;
•    reviews our policies with respect to risk assessment and risk management;
•    reviews and monitors our policies and procedures relating to related person transactions; and
•    reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.
Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at http://ir.vitaltherapies.com/corporate-governance. Our audit committee held six meetings during 2017.
Compensation Committee
The members of our compensation committee are Messrs. Bienaimé, Hasnain and Satter, and Dr. Steer. Dr. Steer is currently the chairman of our compensation committee. At the expiration of Dr. Steer’s term as director at the annual meeting, Ms. Cohen will join the compensation committee and succeed Dr. Steer as chair. Our board of directors has determined that each member of our compensation committee is an independent director under the current rules of Nasdaq, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the Nasdaq listing rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.
Our compensation committee oversees our corporate compensation programs. The compensation committee also:
•    reviews and recommends for approval by the members of our board of directors policies, plans and arrangements relating to compensation and benefits of our officers and employees;
•    reviews and recommends for approval by the members of our board of directors corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;
•    evaluates the performance of our executive officers in light of established goals and objectives;

•    recommends compensation of our executive officers based on its evaluations;
•    reviews and discusses with management the compensation disclosures required by SEC rules;
•    engages a compensation consultant, legal counsel or other advisors (other than in-house legal counsel) to advise on executive compensation and assess the independence of each in accordance with Nasdaq;
•    evaluates whether any compensation consultant, legal counsel or other advisor (other than in-house legal counsel) has a conflict of interest in accordance with the SEC rules; and
•    prepares the annual compensation committee report required by SEC rules.
Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website at http://ir.vitaltherapies.com/corporate-governance. Our compensation committee held five meetings during 2017.
Nominating and Governance Committee
The members of our nominating and governance committee are Messrs. Halperin, Satter and Sears, and Dr. Millis. Mr. Halperin is the chairman of our nominating and governance committee. Our board of directors has determined that each member of our nominating and governance committee is independent under the Nasdaq listing rules.
Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and governance committee also:
•    evaluates and makes recommendations regarding the organization and governance of our board of directors and its committees;
•    assesses the performance of members of our board of directors and makes recommendations regarding committee and chair assignments;
•    recommends desired qualifications for board of director membership and conducts searches for potential members of our board of directors; and
•    reviews and makes recommendations with regard to our corporate governance guidelines.
Our nominating and governance committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website at http://ir.vitaltherapies.com/corporate-governance. Our nominating and governance committee held two meetings during 2017.
Quality and Technology Committee

Our quality and technology committee provides assistance to our board of directors in its oversight of product quality and safety, manufacturing practices, scientific and technical direction and human and animal studies. The members of our quality and technology committee are Ms. Cohen, Mr. Croxford and Drs. Millis and Steer. Dr. Millis is the chairman of our quality and technology committee. Our quality and technology committee operates under a written charter approved by our board of directors. The charter is available on our website at http://ir.vitaltherapies.com/corporate-governance. Our quality and technology committee held thirteen meetings during 2017.

Compensation Committee Interlocks and Insider Participation
During 2017, the members of our compensation committee were, and currently are, Messrs. Bienaimé, Hasnain, and Satter, and Dr. Steer. None of the current or past members of our compensation committee is or has been an officer or employee of the company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or director of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Considerations in Evaluating Director Nominees
In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our nominating and governance committee will consider the following:
•    The current size and composition of our board of directors and the needs of the board and its respective committees;
•    Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like. Our nominating and governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and
•    Other factors that our nominating and governance committee may consider appropriate.
The nominating and governance committee also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The nominating and governance committee does not have a formal policy with respect to diversity; however, our board of directors and the nominating and governance committee believe that it is essential that members of our board of directors represent diverse viewpoints. Any nominee for a position on the board must satisfy the following minimum qualifications:
•    The highest personal and professional ethics and integrity;
•    Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•    Skills that are complementary to those of the existing board;
•    The ability to assist and support management and make significant contributions to the company’s success; and
•    An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.
If our nominating and governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board of directors the director nominees for selection. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Requirements for Stockholder Recommendations of a Candidate to our Board
It is the policy of our nominating and governance committee to consider recommendations for candidates to our board of directors from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to Vital Therapies, Inc., 15010 Avenue of Science, Suite 200, San Diego, California 92128, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our nominating and governance committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors
In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to Vital Therapies, Inc., Attention: Secretary, 15010 Avenue of Science, Suite 200, San Diego, California 92128. Our secretary monitors these communications and will provide a summary of all received messages to the board at each regularly scheduled meeting of the board. Our board generally meets on a quarterly basis. Where the nature of a communication warrants, our secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of our management, as our secretary considers appropriate.
Our secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by our nominating and governance committee. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Director Attendance at Annual Meetings
We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders. We encourage, but do not require, directors to attend. All eleven members of our board of directors serving at the time of our 2017 annual meeting attended our 2017 annual meeting.

Code of Business Conduct and Ethics
Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is available on the corporate governance section of our website, which is located at http://ir.vitaltherapies.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Director Compensation
In May 2013, our board of directors adopted and approved a compensation policy for our non-employee directors, which was subsequently amended on March 2015, December 2015 and May 2016, which provides for the following compensation to our non-employee directors:
Cash Compensation
Under our outside director compensation policy, all non-employee directors are entitled to receive the following cash compensation for their services:
•    each non-employee director receives an annual base retainer of $35,000 except that the Non-Executive Chairman of the Board receives an annual base retainer of $50,000;
•    in addition to the annual base retainer, the chairman of our audit committee receives an annual fee of $15,000 and other members of our audit committee receive an annual fee of $7,500;

•    in addition to the annual base retainer, the chairmen of our other committees receive an annual fee of $10,000 and other members of our other committees receive an annual fee of $5,000;
•    in addition to the fees listed above, each non-employee director shall receive a per-meeting attendance fee of $500 for attending telephonic meetings of the board. In addition, each Outside Director will be paid a per-meeting attendance fee of $2,500 for attending in-person meetings of the board in excess of four during each calendar year.
All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis. We also reimburse our directors for their reasonable expenses incurred in connection with attending board and committee meetings.
Equity Compensation
In addition to cash compensation, our non-employee directors are also entitled to equity awards under our outside director compensation policy. Each non-employee director who first joins us will be automatically granted an initial award of a nonstatutory stock option with a Black-Scholes value of approximately $250,000 on the date of grant. In addition, on the date of each annual meeting of stockholders (commencing with this annual meeting of stockholders), each non-employee director who has been a non-employee director for 6 months or more on the date of the annual meeting will be automatically granted an annual award of a nonstatutory stock option with a Black-Scholes value of approximately $125,000, or $175,000 for the non-executive chairman of the board, on the date of grant. The initial award will vest in 48 equal monthly installments subject to the director’s continued service with us. The annual award will vest in full on the earlier to occur of the one-year anniversary of its grant date or the day prior to the next annual meeting of stockholders subject to continued service with us.
In the event of a “change of control,” as defined in our 2014 Equity Incentive Plan, with respect to awards granted under the 2014 Equity Incentive Plan to outside directors, the participant outside director will fully vest in and have the right to exercise awards as to all shares underlying such awards regardless of performance goals, vesting criteria, or other conditions.
In May 2017, our board granted each non-employee director a stock option to purchase 45,022 shares, or 63,031 shares in the case of Mr. Satter, who at that time was the non-executive chairman of the board, of our common stock at an exercise price of $3.20, which will vest in full on the earlier to occur of the one-year anniversary of its grant date or the day prior to the next annual meeting of stockholders subject to continued service with us. In connection with his appointment to non-executive chairman of our board of directors in September 2017, Mr. Hasnain was granted an option to purchase 15,222 shares of our common stock at an exercise price of $3.15 per share, which will vest in full on the earlier of (i) the one-year anniversary of its grant date or (ii) the day prior to the next annual meeting of Vital Therapies’ stockholders, subject to his continued service with us.

Director Compensation Table
The following table summarizes compensation paid to our non-employee directors during or with respect to the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($) (2)	Total ($)
Jean-Jacques Bienaimé	46,000	102,547	(3)	—	148,547
Cheryl L. Cohen	46,000	102,547	(4)	—	148,547
Philip M. Croxford	45,500	102,547	(5)	—	148,047
Douglas E. Godshall	48,000	102,547	(6)	—	150,547
Errol R. Halperin	53,500	102,547	(7)	—	156,047
Faheem Hasnain	55,833	136,537	(8)	—	192,370
J. Michael Millis, M.D.	51,000	102,547	(9)	38,750	192,297
Muneer A. Satter	55,667	143,566	(10)	—	199,233
Lowell E. Sears	56,000	102,547	(11)	—	158,547
Randolph C. Steer, M.D., Ph.D.	51,000	102,547	(12)	—	153,547

(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification 718, Compensation – Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 7 to our consolidated financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. As of December 31, 2017, Dr. Winters, our Chief Executive Officer had outstanding and unexercised option awards for 686,672 shares.

(2)	Dr. Millis was paid an aggregate of $38,750 in consideration for services as a consultant and for services rendered as chair of our Clinical Advisory Board in fiscal year 2017.

(3)	Mr. Bienaimé had a total of 147,225 stock options outstanding as of December 31, 2017.

(4)	Ms. Cohen had a total of 79,202 stock options outstanding as of December 31, 2017.

(5)	Mr. Croxford had a total of 111,416 stock options outstanding as of December 31, 2017.

(6)	Mr. Godshall had a total of 167,043 stock options outstanding as of December 31, 2017.

(7)	Mr. Halperin had a total of 111,924 stock options outstanding as of December 31, 2017.

(8)	Mr. Hasnain had a total of 118,818 stock options outstanding as of December 31, 2017.

(9)	Dr. Millis had a total of 106,059 stock options outstanding as of December 31, 2017.

(10)	Mr. Satter had a total of 93,270 stock options outstanding as of December 31, 2017.

(11)	Mr. Sears had a total of 167,043 stock options outstanding as of December 31, 2017.

(12)	Dr. Steer had a total of 122,400 stock options outstanding as of December 31, 2017.

Mr. Cox is not eligible to receive any board compensation because he is an employee. In addition, Terence E. Winters, Ph.D., who was our Chief Executive Officer and Co-chairman during 2017, did not receive any board compensation because he was an employee. We reimburse our directors for their reasonable expenses incurred in connection with attending board and committee meetings.

PROPOSAL NUMBER 1
ELECTION OF CLASS I DIRECTORS
Our board of directors is currently composed of eleven directors and is divided into three staggered classes of directors. At the annual meeting, three Class I directors will be elected to our board of directors by the holders of our common stock. As two Class I directors are not standing for reelection, our board of directors will be composed of nine directors following the 2018 Annual Meeting. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.
Certain of our stockholders affiliated with Mr. Satter, referred to as the Satter Investors, currently have contractual rights to nominate up to 30% of our directors, as provided in the Senior Preferred IRA. To date, the Satter Investors have not exercised their rights to designate any candidates for nomination but have reserved the right to do so in the future. As the Satter Investors’ ownership percentage decreases, their right to nominate directors decreases.
Nominees for Director
Our nominating and governance committee recommended for nomination and our board of directors nominated Jean-Jacques Bienaimé, Russell J. Cox and Errol R. Halperin, as nominees for election as Class I directors at the annual meeting. If elected, each of Messrs. Bienaimé, Cox and Halperin will serve as Class I directors until the 2021 annual meeting and until his respective successor is duly elected and qualified. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”
Messrs. Bienaimé, Cox and Halperin have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.
Required Vote
The Class I directors elected to the board of directors will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, the three nominees that receive the highest number of “FOR” votes will be elected as Class I directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Jean-Jacques Bienaimé, Russell J. Cox and Errol R. Halperin. Broker non-votes will have no effect on this proposal.
Board Recommendation
Our board of directors recommends a vote “FOR” the election to the board of directors of Jean-Jacques Bienaimé, Russell J. Cox and Errol R. Halperin as Class I directors.
PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. During 2017, PricewaterhouseCoopers LLP served as our independent registered public accounting firm.
Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Vital Therapies and its stockholders. Our audit committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting, where he or she will be available on the phone to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm
The following table represents aggregate fees for services provided to us in the fiscal years ended December 31, 2017 and 2016 by PricewaterhouseCoopers LLP, our principal accountant. All fees below were pre-approved by the audit committee:

	Fiscal Year Ended
	2017	2016
Audit Fees (1)	$547,621	$486,895
Audit-related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	1,800	1,800
Total Fees	$549,421	$488,695

(1)
Audit fees consist of fees incurred for professional services by PricewaterhouseCoopers LLP for audit and quarterly reviews of our financial statements, reviews of our registration statements on Form S-3 and Form S-8 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	We did not engage PricewaterhouseCoopers LLP to perform audit-related services.

(3)	We did not engage PricewaterhouseCoopers LLP to perform tax advisory services.

(4)	Represents annual licensing fees for an accounting database subscription.
In connection with the audit of the 2017 financial statements, we entered into an engagement agreement with PricewaterhouseCoopers LLP that sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services for us. Such engagement was approved in advance by our audit committee.

Auditor Independence
In 2017, there were no other professional services provided by PricewaterhouseCoopers LLP that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.

Pre-Approval Policy
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the services of PricewaterhouseCoopers LLP for 2017 and 2016 described above were pre-approved by our audit committee.

Required Vote
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation
Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Report of the Audit Committee
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC. The audit committee operates under a written charter approved by Vital Therapies’ board of directors, which is available on Vital Therapies’ web site at http://ir.vitaltherapies.com/corporate-governance. The audit committee held six meetings during fiscal year 2017. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, the company, and the company’s independent auditor. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to Vital Therapies’ financial reporting process, Vital Therapies’ management is responsible for (1) establishing and maintaining internal controls and (2) preparing Vital Therapies’ consolidated financial statements. Vital Therapies’ independent registered public accounting firm, PricewaterhouseCoopers LLP, or PwC, is responsible for performing an independent audit of Vital Therapies’ consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. Specifically, the audit committee is responsible for the appointment, compensation, and general oversight of the external auditor, as well as fee negotiations with the external auditor. It is not the responsibility of the audit committee to prepare Vital Therapies’ financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•    reviewed and discussed the audited financial statements for fiscal year 2017 with the management of Vital Therapies;
•    discussed with PwC, Vital Therapies’ independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, section 380), and as adopted by the PCAOB in Rule 3200T; and
•    received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC that firm’s independence.
Based on the audit committee’s review of the audited financial statements and the various discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC. The audit committee has also appointed PwC as the company’s independent registered public accounting firm for the year ending December 31, 2018.
The Audit Committee
Lowell E. Sears (Chair)
Douglas E. Godshall
Errol R. Halperin

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Vital Therapies under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Vital Therapies specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions with Vital Therapies and other biographical information as of March 29, 2018 are set forth below. There are no family relationships among any of our directors and executive officers.

Name	Age	Position
Russell J. Cox	54	Board Member and Chief Executive Officer
Duane D. Nash, M.D., J.D.	47	President
Robert A. Ashley, M.A.	60	Executive Vice President and Chief Technical Officer
Michael V. Swanson, M.B.A.	63	Executive Vice President and Chief Financial Officer
Aron P. Stern, M.B.A.	64	Chief Administrative Officer
John M. Dunn, J.D.	66	General Counsel and Secretary
Andrew Henry	53	Vice President, Clinical Operations
Richard Murawski	69	Vice President, Manufacturing
Russell J. Cox. Please see the biographical information above in the section entitled “Board of Directors and Corporate Governance – Nominees for Director.”
Duane D. Nash, M.D., J.D. has served as our President since March 2016. Between March 2012 and March 2016, he served as our Chief Business Officer, and he served as our Executive Vice President between May 2013 and March 2016. Between March 2012 and May 2013, he also served as our Medical Director. Dr. Nash completed his internship in general surgery at the University of California at San Francisco during which he served as a member of the liver transplant team. Dr. Nash also practiced as an attorney from November 2002 to February 2008, most recently at the law firm of Davis Polk, where he focused on intellectual property litigation and corporate matters. Dr. Nash joined Vital Therapies from Wedbush PacGrow Life Sciences where he was employed from March 2009 to March 2012 serving most recently as a Vice President in Equity Research. Before that he was a research analyst at Pacific Growth Equities from April 2008 through March 2009, which was subsequently acquired by Wedbush Securities, Inc. Dr. Nash has served on the board of directors of Akebia Therapeutics, Inc., a publicly-traded biotech company focused on the treatment of anemia and vascular disease, since May 2013. He served on the board of directors of Aerpio Therapeutics Inc., a clinical-stage biopharmaceutical company focused on advancing innovative therapies for vascular diseases, from September 2012 to March 2017. Dr. Nash earned a B.A. in biology from Williams College, an M.D. from Dartmouth Medical School, a J.D. from the University of California, Berkeley, and an M.B.A. from the University of Oxford.
Robert A. Ashley, M.A. has served as our Executive Vice President and Chief Technical Officer since September 2013. Between May 2008 and September 2013 he served as our Vice President and Chief Operating Officer. Mr. Ashley’s career in the pharmaceutical industry extends more than 30 years. He was formerly Chairman, President and Chief Executive Officer of AmpliMed Corporation, a privately-held cancer drug development company, from January 2004 to March 2007, and Senior Vice President of Commercial Development at CollaGenex Pharmaceuticals, Inc., a publicly-held pharmaceutical company, from September 1994 to December 2003. Prior to that he held positions of increasing responsibility at Bristol-Myers Squibb from January 1989 to September 1994, and with Amersham International from

1979 to 1989. He earned a Master’s Degree in Biochemistry from Oxford University. Mr. Ashley is the inventor of several issued and pending patents, as well as the author of several scientific papers. He serves on the Board of Directors of Rowpar Pharmaceuticals, a privately-held manufacturer of proprietary dental pharmaceuticals.
Michael V. Swanson, M.B.A. joined us in August 2013 as our Chief Financial Officer and has also served as our Executive Vice President since March 2016. Mr. Swanson has over 20 years of experience in senior financial positions in both public and private life sciences companies. Mr. Swanson was Chief Financial Officer of Amira Pharmaceuticals, Inc., a pharmaceutical company focused on the discovery and early development of drugs to treat inflammatory and fibrotic diseases, from May 2008 until the company was acquired in September 2011, and of Panmira Pharmaceuticals, LLC, a spin out from Amira from September to December 2011. From January 2012 to October 2015, Mr. Swanson provided financial consulting services to development stage companies. From July 2000 to April 2008, Mr. Swanson served in senior finance positions including Senior Vice President, Finance and Chief Financial Officer at Prometheus Laboratories Inc., a specialty pharmaceutical company marketing and selling pharmaceutical products and diagnostic testing services for gastrointestinal diseases and disorders. Previously, Mr. Swanson was Senior Vice President and Chief Financial Officer of Advanced Tissue Sciences, Inc., a publicly-traded biomedical company, where he served in senior financial positions for over ten years. Mr. Swanson also served as Director of Finance of the Fisher Scientific Group, Inc., a health and scientific technology company, and its parent, The Henley Group, Inc., a widely diversified holding company. Mr. Swanson began his career working approximately nine years with the public accounting firm of Deloitte Haskins & Sells, now Deloitte & Touche LLP. Mr. Swanson earned a B.S. in business administration from the California Polytechnic State University at San Luis Obispo and an M.B.A. from the University of Southern California. He is also a Certified Public Accountant (inactive).
Aron P. Stern, M.B.A. has served as our Chief Administrative Officer since August 2013 and as our Secretary from October 2005 to February 2015. Between June 2003 and August 2013, Mr. Stern served as our Treasurer, Vice President and Chief Financial Officer. Mr. Stern has over 20 years of experience in capital formation, acquisitions, financial strategy and financial and operational management in growth-stage high technology and biotechnology companies. He previously was Chief Financial Officer at each of Protein Polymer Technologies, Inc., a developer of a protein-based technology, 4-D Neuroimaging, a medical equipment manufacturing company, and VitaGen, Inc., our predecessor company. Mr. Stern also held positions at Apple Computer and Isis Pharmaceuticals, a developer of antisense drugs. Mr. Stern earned a B.S. in economics and business administration and an M.B.A. in finance and marketing from the University of California, Berkeley.
John M. Dunn, J.D. has served as our General Counsel since November 2014 and as our Secretary since February 2015. Mr. Dunn has over 25 years of national law firm and in-house general counsel experience. Mr. Dunn was Senior Vice President Legal and Compliance, General Counsel and Secretary of IDEC Pharmaceuticals from 2002 until its merger with Biogen in late 2003. From 2004 to 2012, Mr. Dunn served as an Executive Vice President at Biogen Idec where he was in charge of Biogen Idec’s internal corporate venture fund and Innovation Incubator. More recently, Mr. Dunn was providing legal and corporate development advisory services to emerging life science companies. Previously, Mr. Dunn was a partner for 16 years in the Corporate, Securities and Technology Group at the Pillsbury Winthrop law firm where his practice focused on the healthcare industry. Mr. Dunn earned a B.S. in finance and his J.D. from the University of Wyoming. He serves as an advisor to TVM Capital, a life science venture capital firm, and is a member of the board of directors of Acer Therapeutics, Inc., a publicly-traded specialty orphan pharmaceutical company.

Andrew Henry has served as our Vice President of Clinical Operations since April 2013. Mr. Henry is responsible for the global implementation of our clinical program. Mr. Henry has over 25 years of experience managing clinical trials in life science companies with roles at Schering-Plough Oncology, Novartis Oncology and MedImmune. Between January 2009 and February 2013, Mr. Henry served as Senior Director of Clinical Trial Management and Senior Director of Global Clinical Operational Strategy of MedImmune, a biopharmaceutical company that is under AstraZeneca’s biologics division. At MedImmune, Mr. Henry oversaw operations of all clinical studies being performed by the company across all therapeutic areas. From November 1997 to August 2008, Mr. Henry held roles as Senior Clinical Research Scientist and Head Clinical Resources and Development Director at Novartis Oncology, an ethical pharmaceutical company, where he oversaw clinical studies and the Department of Clinical Research Scientists/Clinical Trial Heads. Mr. Henry earned a B.S. in biology and biopsychology from William Paterson University.
Richard Murawski has served as our Vice President of Manufacturing since July 2013. Mr. Murawski has more than 40 years of experience in manufacturing facility design, construction, start-up, validation, and supply chain management, both domestically and internationally, including 17 major plant start-ups. From February 2013 to July 2013, Mr. Murawski was self-employed as a consultant. From June 2010 to February 2013, Mr. Murawski served as the Vice President/General Manager for Dendreon Corporation, a biotech manufacturing company, with responsibility for, among others, manufacturing, engineering, materials management, and facilities. Between June 2008 and July 2010, Mr. Murawski served as Chief Executive Officer of Murawski and Associates, a biotech consulting company, where he consulted companies on managing operations and biopharmaceutical facilities. From June 2002 to July 2008, Mr. Murawski served as Senior Vice President of Operations and Corporate Officer of Favrille, Inc., a biotech manufacturing company, and was responsible for manufacturing, engineering, materials management, facilities, technical services, and environmental, health and safety functions. Mr. Murawski earned his B.S. in chemical engineering from the Newark College of Engineering at the New Jersey Institute of Technology.

EXECUTIVE COMPENSATION

Processes and Procedures for Executive Compensation
Our compensation committee assists the board in discharging the board’s responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.
Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual executive incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.
Our nominating and governance committee has authority to review and recommend to the board compensation programs for our outside directors, although this role has been predominantly undertaken by our compensation committee, in consultation with members of our full board. Management generally does not have a role in the setting of director compensation. Our nominating and governance committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the nominating and governance committee as a whole.
From time to time, our compensation committee has engaged Aon Hewitt, an independent compensation consulting firm, to evaluate our levels and types of executive and director compensation and to recommend changes as appropriate. Among other objectives, Aon Hewitt has assisted the compensation committee in identifying a peer group of companies based on our company’s current stage of development for the comparison of executive and director compensation, and has also provided to the compensation committee comparative data on executive and director compensation practices in our industry and general advice on our executive and director compensation programs. In December 2015 and again in January 2017, Aon Hewitt completed a comprehensive review of our executive and director compensation programs in order to align our policies with those of similarly-sized public companies in the biotechnology industry and to ensure that our executive and director compensation programs provide sufficient recruitment and retention incentives as well as incentives to achieve our long-term strategic business objectives. For purposes of its January 2017 review, our compensation committee, in consultation with Aon Hewitt, updated our peer group data to reflect our current status. The compensation committee consults regularly with Aon Hewitt in connection with specific aspects of or questions relating to our executive and director compensation.
The compensation committee has the sole authority to approve the terms of the engagement of Aon Hewitt. Although our board of directors and compensation committee consider the advice and recommendations of our independent compensation consultants as to our executive and director compensation programs, our board of directors and compensation committee ultimately make their own decisions about these matters.
Aon Hewitt did not provide any services to us or our compensation committee other than as described above. The compensation committee has a policy for compensation consultant independence under which any compensation consultant retained by the compensation committee must be independent of the company and management. The compensation committee has reviewed the independence of Aon Hewitt in light of this policy, SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that Aon Hewitt’s work for the compensation committee does not raise any conflict of interest.

Summary Compensation Table
Our named executive officers for the year ended December 31, 2017, which consist of our principal executive officer and our two other most highly compensated executive officers, are Terence E. Winters, Ph.D., our Chief Executive Officer until December 31, 2017, Duane D. Nash, M.D., J.D., our President, and Robert A. Ashley our Executive Vice President and Chief Technology Officer.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Terence E. Winters, Ph.D.	2017	504,700	902,170	219,746	550,551	2,177,167
Chief Executive Officer	2016	490,000	586,400	73,500	18,808	1,168,708
Duane D. Nash, M.D., J.D.	2017	400,000	193,647	177,496	—	771,143
President	2016	375,550	498,440	67,820	—	941,810
Robert A. Ashley	2017	381,100	170,865	158,200	—	710,165
Executive Vice President and Chief Technical	2016	370,000	439,800	83,528	—	893,328
Officer

(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification 718, Compensation - Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The shares subject to the stock options vest monthly over four years, subject to the named executive officers’ continued service on each such date, and are otherwise subject to the terms of our 2014 Equity Incentive Plan, or 2014 Plan, and form of option agreement for our 2014 Plan. The 2017 amount for Dr. Winters includes $674,350 of stock-based compensation recorded in conjunction with Dr. Winters’ transition agreement.

(2)	2017 and 2016 amounts approved by our board of directors on January 30, 2018 and 2017, respectively.

(3)
“All Other Compensation” consists of company-paid reimbursement for Medicare and prescription drug coverage and, in 2017, the payment of certain legal fees. In addition, 2017 includes severance costs of $525,100 payable to Dr. Winters pursuant to Dr. Winters’ transition agreement.

Non-Equity Incentive Plan Compensation and Bonus
Executive Incentive Compensation Plan

Our Executive Incentive Compensation Plan, or Incentive Plan, was adopted by our board of directors on July 8, 2013. Our Incentive Plan is administered by our compensation committee; provided, however, that our board of directors must approve any award or any amendment to any award made thereunder. Our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, the attainment of research and development milestones, sales bookings, business divestitures and acquisitions, cash flow, cash position, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, net income, net profit, net sales, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total shareholder return, working capital, and individual objectives or other subjective or objective criteria. Performance goals that include the company’s financial results may be determined in accordance with United States generally accepted accounting principles, or GAAP, or such financial results may consist of non-GAAP financial measures. The performance goals may be on an individual, divisional, business unit, functional or company-wide basis. The performance goals may differ from participant to participant and from award to award.
Pursuant to the employment letter agreements entered into between us and our named executive officers, our named executive officers are each eligible to receive annual bonuses as a percentage of their annual base salary based upon achievement of the performance goals determined by our compensation committee. For additional information regarding the terms of these employment letter agreements, see below under “Agreements With Our Named Executive Officers.”
Notwithstanding the eligibility for bonus awards, our board of directors may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of our board. Our board may determine the amount of any reduction on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards are paid in cash only after they are earned, which usually requires continued employment through the date of payment of the award. Payment of bonuses occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Incentive Plan.
Our board of directors has the authority to amend, alter, suspend or terminate the Incentive Plan provided such action does not impair the existing rights of any participant with respect to any earned bonus.
For the fiscal year ended December 31, 2017, bonus awards for our named executive officers were based on the achievement of corporate performance goals, which carried a 60% weighting, and individual performance, which carried a 40% weighting, except with respect to Dr. Winters for whom a bonus award was based solely on the achievement of corporate performance goals. Our compensation committee established the categories of corporate performance goals as relating to the attainment of research and development milestones and financings. Our compensation committee determined that the performance goals of our named executive officers were met at a range of 87% to 92% of target, and payments were approved at those payout percentages by our board on January 30, 2018.

Agreements With Our Named Executive Officers
Terence E. Winters
We entered into an employment letter agreement, dated October 31, 2013, with Dr. Winters, which sets forth the terms and conditions of his employment with us. The employment letter agreement had no specific term and provided for at-will employment. This agreement superseded all existing agreements he may have with us concerning his employment relationship. Prior to his resignation in December 2017, Dr. Winters’ annual base salary was $504,700, and he was eligible for an annual target bonus equal to 50% of his base salary.
Effective December 31, 2017, Terence E. Winters, Ph.D. resigned as our Chief Executive Officer and as a member of our board of directors. In connection with his resignation, we entered into a transition agreement and release with Dr. Winters in which we agreed to pay Dr. Winters cash severance equal to his monthly base salary as currently in effect for 12 months following his termination date, pay Dr. Winters his achieved 2017 performance bonus, pay or reimburse Dr. Winters for his health coverage up to $1,700 per month for up to 12 months following his termination date, and extend the option exercise period for his outstanding Vital Therapies stock options up to the full maximum term (subject to earlier termination under the applicable equity incentive plan).
In addition, Dr. Winters agreed to provide transition consulting services (not to exceed 20 hours per week) at a rate of $250 per hour pursuant to a consulting agreement that is attached as an exhibit to the transition agreement and release. The consulting agreement has an initial 12-month term. Stock options held by Dr. Winters will continue to vest and remain exercisable in accordance with their terms during Dr. Winters’ consultancy term; provided, however, that if Vital Therapies terminates his consulting term early or fails to renew the agreement after the initial 12 month term, then 100% of any unvested shares subject to Dr. Winters’ stock options will vest and become exercisable.
Duane D. Nash
We entered into an employment letter agreement, dated October 30, 2013, with Dr. Nash, our current President, which sets forth the terms and conditions of his employment with us. The employment letter agreement has no specific term and provides for at-will employment. This agreement supersedes all existing agreements he may have with us concerning his employment relationship. Dr. Nash’s current annual base salary is $400,000, and he is eligible for an annual bonus equal to 40% (increased to 50% for 2017) of his annual base salary.
Robert A. Ashley
We entered into an employment letter agreement, dated October 30, 2013, with Mr. Ashley, our current Executive Vice President and Chief Technology Officer, which sets forth the terms and conditions of his employment with us. The employment letter agreement has no specific term and provides for at-will employment. Mr. Ashley’s current annual base salary is $381,100, and he is eligible for an annual bonus equal to 35% (increased to 45% for 2017) of his annual base salary.

Executive Change of Control and Severance Agreements
We have entered into a change of control and severance agreement, with each of our executive officers, which requires us to make payments if the executive officer’s employment with us is terminated in certain circumstances.
If prior to the two-month period before or after the twelve-month period following a change of control (such period, the Change of Control Period), an executive officer’s employment is terminated without “cause” or an executive officer resigns for “good reason” (as such terms are defined in the change of control and severance agreement), such officer will be eligible to receive the following benefits if such officer timely signs and does not revoke a release of claims:
•    continued payment of base salary for a period of six months (12 months in the case of Mr. Cox); and
•    reimbursement by us for up to six months (12 months in the case of Mr. Cox) of COBRA premiums to continue health insurance coverage for such officer and such officer’s eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law.
If, within the Change of Control Period, such officer’s employment is terminated without cause or such officer resigns for good reason, such officer will be entitled to the following benefits if such officer timely signs a release of claims:
•    a lump sum payment equal to (x) 12 months (18 months in the case of Mr. Cox) his annual base salary (for the year of the change of control or such officer’s termination, whichever is greater), plus (y) 1x (1.5x in the case of Mr. Cox) the greater of: (A) such officer’s target annual bonus (for the year of the change of control or such officer’s termination, whichever is greater) or (B) such officer’s actual bonus for performance relating to the calendar year immediately prior to the calendar year of such officer’s termination;
•    reimbursement by us for up to 12 months (18 months in the case of Mr. Cox) of COBRA premiums to continue health insurance coverage for such officer and such officer’s eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and
•    100% accelerated vesting of all outstanding equity awards.
In addition, in the event any of the amounts provided for under these agreements or otherwise payable to our executive officers would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of benefits under this agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The agreements do not require us to provide any tax gross-up payments.
The option grants to Drs. Winters and Nash and Mr. Ashley and other executive officers made pursuant to our 2014 Plan provide for accelerated vesting in connection with a change in control in limited circumstances, as described below.

2014 Equity Incentive Plan
Our 2014 Plan provides that in the event of a merger or change in control, as defined in the 2014 Plan, each outstanding award will be treated as the administrator determines, including, without limitation, that awards may be assumed or substituted for by the acquiring or succeeding corporation, awards may be terminated immediately prior to the consummation of the merger or change in control, awards may vest in whole or in part prior to or upon consummation of the merger or change in control and, to the extent the administrator determines, terminate on or immediately prior to the effectiveness of the merger or change in control, or awards may be terminated in exchange for cash or property or replaced with other rights or property. If a successor corporation does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse and all performance goals or other vesting criteria applicable to such award will be deemed achieved at one hundred percent (100%) of target levels. Additionally, if a successor corporation does not assume or substitute an option or stock appreciation right, the administrator will notify the participant in writing or electronically that such award will be exercisable for a specified period of time determined by the administrator prior to the transaction, and such award will then terminate upon the expiration of such period.
In addition, pursuant to their stock option agreements, certain optionees, including our named executive officers who have awards under the 2014 Plan, are eligible for full vesting acceleration of their outstanding options in the event their service is terminated other than for cause within twelve months following a change in control.
2012 Stock Option Plan and Option Agreements
Our 2012 Plan provides that in the event of a change in control, as defined in the 2012 Plan, the surviving, continuing successor, or purchasing corporation or other business entity or parent thereof may assume or substitute an equivalent award for each outstanding option under the 2012 Plan. If there is no assumption or substitution of outstanding options, such options will terminate upon the expiration of a stated notice period unless otherwise specified in the applicable stock option agreement.
In addition, pursuant to their stock option agreements, certain optionees are eligible for full vesting acceleration of their outstanding options in the event their service is terminated other than for cause or they resign from their service for good reason, in either case, within twelve months following a change in control. Furthermore, if there is no assumption or substitution of outstanding options following a change in control and, provided further that, such optionee’s service has not terminated prior to such change in control, such outstanding options are eligible for full vesting acceleration as of the date ten days prior to the date of the change in control and will terminate upon the expiration of the stated notice period unless exercised or terminated in exchange for cash or property.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2017
The following table sets forth certain information concerning outstanding equity for our named executive officers awarded at fiscal year-end December 31, 2017:

Name and Position	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Terence E. Winters, Ph.D.	9/13/2012	386,672	—	$8.00	9/25/2022
Chief Executive Officer	10/9/2018(1)	—	100,000	$4.57	10/8/2025
	4/16/2016(2)	41,666	58,334	$8.28	5/12/2026
	6/10/2017(2)	12,500	87,500	$3.20	6/9/2027
Duane D. Nash, M.D.	2/8/2012	93,377	—	$0.43	3/31/2022
President	4/25/2012	23,344	—	$0.43	4/24/2022
	9/13/2012	241,670	—	$8.00	9/25/2022
	10/9/2018(1)	—	75,000	$4.57	10/8/2025
	4/16/2016(2)	35,416	49,584	$8.28	5/12/2026
	6/10/2017(2)	10,625	74,375	$3.20	6/9/2027
Robert A. Ashley	2/8/2012	93,377	—	$0.43	3/31/2022
Executive Vice President and Chief	4/25/2012	23,344	—	$0.43	4/24/2022
Technical Officer	9/13/2012	241,670	—	$8.00	9/25/2022
	10/9/2018(1)	—	75,000	$4.57	10/8/2025
	4/16/2016(2)	31,250	43,750	$8.28	5/12/2026
	6/10/2017(2)	9,375	65,625	$3.20	6/9/2027

(1)
100% of the shares subject to these options will vest on the third anniversary of the grant date if the VTL-308 clinical trial has achieved statistical significance of at least p≤0.05 in the primary efficacy end point by, and the participant continues to be a service provider through, the third anniversary of the grant date.

(2)	These options vest in equal monthly installments over the four year period following the vesting commencement.

Perquisites, Health, Welfare and Retirement Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical (except for Dr. Winters who had company-reimbursed Medicare and prescription drug coverage), dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Savings Plan.”
We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances and as noted in the Summary Compensation Table above. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Currently, we do not make matching contributions into the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on contributions are not taxable to the employees until distributed from the 401(k) plan, and all company contributions, if any, are deductible by us when made.

Equity Compensation Plans
The following table summarizes information about our equity compensation plans as of December 31, 2017. All outstanding option awards relate to our common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2012 Stock Option Plan	2,596,405	$6.84	—
2014 Equity Incentive Plan (1)	3,487,077	$6.70	125,000
Equity compensation plans not approved by security holders:
Amended & Restated 2017 Inducement Equity Incentive Plan	—	—	1,850,000
Total	6,083,482	$6.76	1,975,000

(1)
Our 2014 Equity Incentive Plan provides for an annual increase in the number of shares available for issuance thereunder on each anniversary date of our initial public offering, equal to the lower of: (i) 1,200,000 shares of our common stock; (ii) 3% of the outstanding shares of our common stock on the second-to-last day prior to each anniversary date; or (iii) an amount as our board of directors may determine.

Compensation Committee Report
The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our board of directors that such information be included in this proxy statement.
The Compensation Committee
Randolph C. Steer, M.D., Ph.D. (Chair)
Jean-Jacques Bienaimé
Faheem Hasnain
Muneer A. Satter
The information contained in the Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Vital Therapies specifically incorporates it by reference in such filing.

RELATED PERSON TRANSACTIONS

Related Person Transactions
The following is a summary of transactions since January 1, 2017 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”
Senior Preferred Investors’ Rights Agreement
We and certain of our directors, executive officers and stockholders, including the Satter Investors, are parties to the Senior Preferred IRA. The Senior Preferred IRA contains customary preemptive rights in favor of our stockholders party thereto, as well as customary registration rights and related provisions, including customary market standoff provisions. All preemptive rights in favor of our stockholders under the Senior Preferred IRA terminated upon the closing of our initial public offering.
The Senior Preferred IRA also provides that, for so long as the Satter Investors hold at least 30% of our outstanding common stock, the Satter Investors have the right to nominate 40% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 30% (but at least 20%) of our outstanding common stock, they have the right to nominate 30% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 20% (but at least 10%) of our outstanding common stock, they have the right to nominate 20% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 10% (but at least 2%) of our outstanding common stock, they have the right to nominate 10% of our directors (rounded up to the nearest whole number). For so long as the Satter Investors hold less than 2% of our outstanding common stock, they do not have the contractual right to nominate any representatives to our board of directors. To date the Satter Investors have not exercised their rights to nominate any directors, but they have reserved the right to do so in the future.
Series D Investors’ Rights Agreement
We and certain of our directors, executive officers and stockholders, including the Satter Investors, are or were parties to an investors’ rights agreement, dated June 7, 2011, or the Series D IRA. The Series D IRA contains restrictions on transfer (for compliance with applicable securities laws) and customary registration rights. Upon the closing of our initial public offering in April 2014, all covenants in this agreement, except for the rights relating to the registration of shares under the Securities Act, terminated. The rights of any of our directors, officers or stockholders under the Series D IRA, who became parties to the Senior Preferred IRA, were superseded by the Senior Preferred IRA.

Indemnification of Officers and Directors
We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Related-Person Transactions Policy
We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.”
For purposes of our policy only, a “related-person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by the Board, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person,” as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons. Any related-person transaction may only be consummated if approved or ratified by the affirmative vote of seventy-five percent (75%) of our dis-interested directors then in office in accordance with the policy guidelines set forth below.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee for review and recommendation for approval to our board of directors. In considering related-person transactions, our audit committee and board of directors take into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.
SECURITY OWNERSHIP
The following table sets forth the beneficial ownership of our common stock as of March 29, 2018 by:
•    each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;
•    each of our named executive officers;
•    each of our directors; and

•    all of our executive officers and directors as a group.
The percentage ownership information shown in the table is based on an aggregate of 42,368,864 shares of our common stock outstanding as of March 29, 2018.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before May 28, 2018, which is 60 days after March 29, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Vital Therapies, Inc., 15010 Avenue of Science, Suite 200, San Diego, California 92128. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Trusts and Other Entities Affiliated with Muneer A. Satter (1)	11,597,719	27.2%
Victory Capital Management (2)	2,925,886	6.9%
KCK Ltd. (3)	2,788,181	6.6%
Named Executive Officers and Directors:
Russell J. Cox	—	—
Terence E. Winters, Ph.D. (4)	777,027	1.8%
Duane D. Nash, M.D. (5)	430,364	1.0%
Robert A. Ashley (6)	416,640	1.0%
Faheem Hasnain (7)	256,091	*
Jean-Jacques Bienaimé (8)	212,344	*
Cheryl L. Cohen (9)	79,032	*
Philip M. Croxford (10)	136,507	*
Douglas E. Godshall (11)	236,418	*
Errol R. Halperin (12)	211,341	*
J. Michael Millis, M.D. (13)	123,739	*
Muneer A. Satter (1)	11,597,719	27.2%
Lowell E. Sears (14)	225,615	*
Randolph C. Steer, M.D., Ph.D. (15)	124,087	*
All directors and executive officers as a group and certain former named executive officers (19 people) (16)	15,412,576	33.9%

(1)
Consists of 11,382,277 shares and warrants to acquire 122,172 shares that are held by the Muneer A. Satter Revocable Trust and various other trusts and entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive control over all such shares and options to purchase 93,270 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(2)
The address of Victory Capital Management, Inc. is 4900 Tiedeman Road, 4th Floor, Brooklyn, OH 44144. Victory Capital is the beneficial owner of 2,925,886 shares of common stock held on behalf of numerous clients who have the right to receive and the power to direct the receipt of dividends from, or the proceeds of the sale of, such common stock, and Victory Capital disclaims any ownership associated with such rights. No client has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of the shares outstanding of common stock of the company. This information is based solely upon a Schedule 13G filed by Victory Capital Management, Inc. on February 8, 2018 for beneficial ownership as of December 31, 2017.

(3) The address of KCK Ltd. A/C KCK Ltd. is OMC Chambers, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands. KCK Ltd., through a board of directors consisting of three or more persons, has sole voting and investment power with respect to 2,788,181 shares of common stock held by KCK Ltd. This information is based solely upon a Schedule 13G filed by KCK Ltd. on February 13, 2017 for beneficial ownership as of December 31, 2016.

(4)
Consists of 194,966 shares held by Terence E. Winters, 119,964 shares held by the Winters Family Trust, 427 shares that may be acquired pursuant to the exercise of warrants held of record by Terence E. Winters, and options to purchase 461,670 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(5) Consists of 8,224 shares held and options to purchase 422,140 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(6)	Consists of 2,000 shares held and options to purchase 414,640 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(7)
Consists of 181,943 shares held by Faheem Hasnain, 3,500 shares held by Faheem Hasnain Trust and options to purchase 70,648 shares of common stock that are exercisable or become exercisable within 60 days of March 29, 2018.

(8)	Consists of 65,119 shares held and options to purchase 147,225 shares of common stock that are exercisable or becoming exercisable with 60 days of March 29, 2018.

(9)
Consists of 3,500 shares held by the Cheryl L. Cohen Trust Under Agreement dated April 1, 2005, Cheryl L. Cohen Trustee and options to purchase 75,532 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(10)	Consists of 25,091 shares held and options to purchase 111,416 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(11)	Consists of 69,375 shares held and options to purchase 167,043 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(12)
Consists of 89,417 shares held by Errol R. Halperin, 10,000 shares held by Errol Halperin IRA FBO Errol Halperin, and options to purchase 111,924 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(13)	Consists of 17,680 shares held and options to purchase 106,059 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(14)	Consists of 58,572 shares held and options to purchase 167,043 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(15)
Consists of 1,550 shares held, 137 shares that may be acquired pursuant to the exercise of warrants, and options to purchase 122,400 shares of common stock that are exercisable or becoming exercisable within 60 days of March 29, 2018.

(16)
Consists of 12,251,443 shares held or beneficially owned, 122,791 shares that may be acquired pursuant to the exercise of warrants, and options to purchase 3,038,342 shares of common stock that are or will be exercisable within 60 days of March 29, 2018.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2017.

Fiscal Year 2017 Annual Report
Our financial statements for our fiscal year ended December 31, 2017 are included in our 2017 annual report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2017 annual report are posted on our website at http://ir.vitaltherapies.com/ and at the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov. You may also obtain a copy of our 2017 annual report without charge by sending a written request to our Investor Relations department at Vital Therapies, Inc., 15010 Avenue of Science, Suite 200, San Diego, California, 92128, Attention: Investor Relations.

Company Website
We maintain a website at www.vitaltherapies.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws
A copy of our bylaws may be obtained by accessing Vital Therapies’ filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS OF STOCKHOLDERS FOR 2019 ANNUAL MEETING

Stockholder Proposals for Inclusion in Proxy Statement
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than the close of business (5:30 p.m. Pacific Time) on December 13, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Vital Therapies, Inc.
Attn: Corporate Secretary
15010 Avenue of Science, Suite 200
San Diego, California 92128
Fax: (858) 673-6843

Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement and for stockholders to nominate directors for election at an annual meeting of stockholders. In order to be properly brought before our 2019 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2019 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the corporate secretary of Vital Therapies at Vital Therapies’ principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:
•    not earlier than January 23, 2019, and
•    not later than February 22, 2019.
In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary date of the 2018 annual meeting, then such written notice must be received no later than the close of business on the later of the following two dates:
•    the 90th day prior to such annual meeting, or
•    the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. Notices should be addressed to:
Vital Therapies, Inc.
Attn: Corporate Secretary
15010 Avenue of Science, Suite 200
San Diego, California 92128
Fax: (858) 673-6843
For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to our Board.”
*********
We know of no other matters to be submitted at the 2018 annual meeting. If any other matters properly come before the 2018 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2018 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
San Diego, California
April 11, 2018